SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 15, 2004

Date of Report (Date of earliest event reported)

NOVASTAR FINANCIAL, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-13533	74-2830661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8140 Ward Parkway Suite 300 Kansas City, Missouri	64114
(Address of Principal Executive Offices)	(Zip Code)

(816) 237-7000

(Registrant’s Telephone Number, Including Area Code)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events

On January 15, 2004, NovaStar Financial, Inc. (the “Company”), Friedman, Billings, Ramsey & Co., Inc., Stifel, Nicolaus & Company Incorporated, JMP Securities LLC and Flagstone Securities, LLC (the “Underwriters”), entered into an Underwriting Agreement (the “Underwriting Agreement”), pursuant to which the Company agreed to issue and sell to the Underwriters an aggregate of 2,600,000 shares of its 8.90% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Preferred Stock”) in accordance with the terms and conditions set forth in the Underwriting Agreement (the “Preferred Stock Offering”). In addition, the Company granted to the Underwriters an over-allotment option to purchase up to an additional 390,000 shares of Preferred Stock. The Preferred Stock Offering has been registered with the Securities and Exchange Commission in a universal shelf registration statement on Form S-3, Registration Statement No. 333-110574, which was declared effective December 4, 2003. A copy of the pricing press release for the Preferred Stock, publicly released on January 16, 2004, is annexed hereto as Exhibit 99.1. The Underwriting Agreement is annexed hereto as Exhibit 99.2.

Item 7(c). Exhibits

99.1	Press Release, dated January 16, 2004 “NovaStar Financial, Inc. Prices an Offering of Preferred Stock.”

99.2	Underwriting Agreement dated January 15, 2004, by and among NovaStar Financial, Inc., Friedman, Billings, Ramsey & Co., Inc., Stifel, Nicolaus & Company Incorporated, JMP Securities LLC and Flagstone Securities, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2004

NOVASTAR FINANCIAL, INC.

By:	/s/ Rodney E. Schwatken
Rodney E. Schwatken
Vice President, Treasurer and Controller

Exhibit Number
99.1	Press Release, dated January 16, 2004 “NovaStar Financial, Inc. Prices an Offering of Preferred Stock.”

99.2	Underwriting Agreement dated January 15, 2004, by and among NovaStar Financial, Inc., Friedman, Billings, Ramsey & Co., Inc., Stifel, Nicolaus & Company Incorporated, JMP Securities LLC and Flagstone Securities, LLC.